Exhibit 4.02

CERIBELL, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

4.3	Counterparts	29
4.4	Titles and Subtitles	29
4.5	Notices	29
4.6	Expenses	29
4.7	Amendments and Waivers	29
4.8	Additional Series C Investors	30
4.9	Severability	30
4.10	Aggregate of Stock	31
4.11	Termination of Prior Agreement	31
4.12	Entire Agreement	31
4.13	Acknowledgment	31

CERIBELL, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of April 22, 2021, by and among CeriBell, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”), and Josef Parvizi, Xingjuan (Jane) Chao and Chris Chafe (each a “Founder” and together, the “Founders”).

RECITALS

The Company and certain Investors (the “Existing Investors”) and Founders have previously entered into the Amended and Restated Investor Rights Agreement, dated as of September 21, 2018 (the “Prior Agreement”) pursuant to which the Company granted certain rights to the Existing Investors; and

Certain Investors and the Company are parties to that certain Amended and Restated Voting Agreement dated as of the date hereof (the “Voting Agreement”), that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof (the “ROFR Agreement”) and that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”, and together with the Voting Agreement and ROFR Agreement, the “Transaction Documents”) relating to the issue and sale of shares of Series C-1 Preferred Stock of the Company and Series C-NV Preferred Stock of the Company (together, the “Series C Preferred Stock,” and the Series C Preferred Stock referred to herein with the Company’s Series B Preferred Stock, Series A Preferred Stock and Series Seed Preferred Stock as the “Preferred Stock”).

The obligations of the Company and the Investors under the Transaction Documents are conditioned, among other things, upon the execution and delivery of this Agreement by the Investors, the Founders and the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company, the Founders and the Existing Investors hereby agree to amend and restate in its entirety the Prior Agreement as set forth herein, and the parties hereto agree as follows:

1.
Certain Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

(a)
“Affiliate” means, (i) with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person (with “control” and its correlative terms meaning the right or power, directly or indirectly, to cause or restrict the direction of the management and policies of a person or entity whether through the voting of securities, by contract or otherwise), including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person and/or (ii) as defined in any applicable statute, law, treaty, ordinance, rule, regulation, directive, decree, permit or order.

(b)
“Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(c)
“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(d)
“Common Stock” means the Common Stock of the Company.
(e)
“Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock.
(f)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(g)
“Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement.
(h)
“Immediate Family Member” shall mean a spouse (current or former), siblings, ancestors or descendants (whether natural or adopted) of such Holder or Holder’s spouse (current or former), the spouses, ancestors or descendants of such siblings, and any trust for the benefit of the Holder or any of the foregoing.
(i)
“Indemnified Party” shall have the meaning set forth in Section 2.6(c).
(j)
“Indemnifying Party” shall have the meaning set forth in Section 2.6(c).
(k)
“Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series C Preferred Stock pursuant to the Purchase Agreement.
(l)
“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.
(m)
“Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than twenty percent (20%) of the outstanding Registrable Securities.
(n)
“Major Investor” shall mean each Holder who (together with its Affiliates) owns 1,700,000 shares of Preferred Stock or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like).
(o)
“Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(p)
“Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.
(q)
“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.
(r)
“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion or replacement of the Preferred Stock or the Common Stock issuable pursuant to the conversion of the Preferred Stock, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i)-(iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or, with respect to registration rights under this Agreement, which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.
(s)
The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(t)
“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders (not to exceed $25,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which compensation shall be paid in any event by the Company.
(u)
“Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(d).
(v)
“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(w)
“Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x)
“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(y)
“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).
(z)
“Significant Investor” shall mean each of Longitude (as defined below), LivaNova USA Inc., u.life fund, Optimas Capital Partners Fund LP, Javad Parvizi, ShangBay Capital, UCB Biopharma SPRL, TPG (as defined below), RA Capital (as defined below), Red Tree (as defined below) and Redmile (as defined below), or any permitted transferee that is a Major Investor.

(aa) “Significant Investor Party” shall mean a Significant Investor or any of its subsidiaries or Affiliates.

(bb) “Series C Preferred Director” shall have the meaning set forth in the Voting Agreement.

(cc) “Series B Preferred Director” shall have the meaning set forth in the Voting Agreement.

2.
Registration Rights.
2.1.
Requested Registration.
(a)
Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from the Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:
(i)
promptly give written notice of the proposed registration to all other Holders; and
(ii)
as soon as practicable and in any event within sixty (60) days after the date such request is given in the case of a Form S-1 registration statement and forty-five (45) days after the date such request is given in the case of a Form S-3 registration statement, file and use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)
Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)
Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;
(ii)
If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price of less than $8.94 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $25,000,000;
(iii)
In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(iv)
After the Company has initiated two such registrations pursuant to this Section 2.1;
(v)
During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
(vi)
If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3; or
(vii)
If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.
(c)
Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d)
Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.
(e)
Underwriting. Unless the Registrable Securities may be registered by the Company on Form S‑3, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority in interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and other Selling Stockholders requesting additional inclusion, as set forth above.

2.2.
Company Registration.
(a)
Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:
(i)
promptly give written notice of the proposed registration to all Holders; and
(ii)
use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b)
Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)
Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3.
Registration on Form S-3.
(a)
Request for Form S‑3 Registration. After its Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S‑3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).
(b)
Limitations on Form S‑3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)
In the circumstances described in either Sections 2.1(b)(i) or, 2.1(b)(iii);
(ii)
If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $3,000,000; or
(iii)
If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.
(c)
Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.
(d)
Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4.
Expenses of Registration.

All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company.

2.5.
Registration Procedures.

In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a)
Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)
To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;
(c)
Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(d)
Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(e)
Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(f)
Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)
If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(h)
If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(i)
Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)
Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(k)
Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(l)
In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6.
Indemnification.
(a)
To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
(b)
To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c)
Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)
If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.7.
Information by Holder.

Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8.
Restrictions on Transfer.
(a)
The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:
(i)
There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or
(ii)
The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require prior written notice or opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.
(b)
Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (w) a parent, subsidiary or other Affiliate of the Holder, if the Holder is a corporation, (x) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, (y) to a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or any of such Holder’s Immediate Family Members, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition; provided further, in each case, that the person or entity receiving such transfer shall agree to be bound by the Transaction Documents in the same capacity as the transferring Holder thereunder with the same status and rights as the transferring Holder; and provided further, that the person or entity receiving such transfer will be provided the same benefits of this Section 2.8(b).
(c)
Notwithstanding the provisions of Section 2.8(a), the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the Initial Public Offering, Rule 144, in each case, to be bound by the terms of this Agreement.
(d)
Notwithstanding the provisions of Section 2.8 or any other provision of the Transaction Documents, each Significant Investor is entitled to transfer to any Affiliate, without restrictions, any shares of Preferred Stock and the rights of such Holder under this Agreement and the Transaction Documents; provided, in each case, that the Significant Investor Party receiving such transfer shall agree to be bound by the Transaction Documents in the same capacity as the transferring Significant Investor thereunder with the same status and rights as the transferring Significant Investor; and provided further, that the Significant Investor Party receiving such transfer will be provided the same benefits of this Section 2.8(d). For the avoidance of doubt, this Section 2.8(d) hereby constitutes a Substitute Provision (as defined pursuant to the Side Letter Agreement dated August 29, 2018 among the Company, LivaNova USA Inc., u.life fund, Optimas Capital Partners Fund LP, Javad Parvizi, ShangBay Capital and UCB Biopharma SPRL (the “LivaNova Side Letter”)) for purposes of Section 5 of such LivaNova Side Letter.
(e)
Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(f)
The first legend referring to federal and state securities laws identified in Section 2.8(e) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration, qualification or legend.
(g)
Prior to the Initial Public Offering, each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person other than the Company unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company.
(h)
The Company shall not be obligated to recognize any attempted sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, made other than in compliance with the terms and conditions of this Agreement. The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement.
2.9.
Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)
Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)
File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)
So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.10.
Market Stand-Off Agreement.

Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder held immediately before the effective date of the registration statement for such offering (other than those included in the registration) during the period from the filing of the registration statement for the Company’s Initial Public Offering filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), provided that: all officers and directors of the Company are bound by and have entered into similar agreements and the Company has used commercially reasonable efforts to cause all holders of at least one percent (1%) of the Company’s voting securities to enter into and be bound by similar agreements. The obligations described in this Section 2.10 shall only apply to the Initial Public Offering and not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(d) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11.
Transfer or Assignment of Registration Rights.

The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee (who is not a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or any of such Holder’s Immediate Family Members) of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.12.
Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.13), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on par with or senior to the registration rights granted to the Holders hereunder.

2.13.
Termination of Registration Rights.

The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate upon the earliest to occur of: (a) five (5) years after the closing of the Company’s Initial Public Offering; or (b) such time after consummation of the Initial Public Offering as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3)-month period without registration.

3.
Covenants of the Company.
3.1.
Delivery of Financial Statements.

The Company will furnish to each Major Investor: (1) within 180 days following fiscal year-end, audited financial statements for such fiscal year of the Company, including an audited balance sheet as of the end of such fiscal year, an audited statement of operations and an audited statement of cash flows of the Company for such year certified by independent public accountants reasonably acceptable to the Company’s audit committee; (2) within 45 days following each quarter-end, unaudited financial statements for such fiscal quarter, including an unaudited balance sheet as of the end of such fiscal quarter, and an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter; (3) within 30 days following each month-end, unaudited financial statements for such fiscal month, including an unaudited balance sheet as of the end of such fiscal month, and an unaudited statement of operations and an unaudited statement of cash flows of the Company for such month; (4) an annual operating plan and consolidated budget for the next fiscal year, approved by the board of directors of the Company, including a majority of the Preferred Directors, and within 45 days following each fiscal year; and (5) upon reasonable request, a capitalization table showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company. The financial statements shall be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis for each financial period and maintain a standard system of accounting established and administered in accordance with GAAP. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2.
Inspection Rights.

The Company will afford to each Major Investor and to their respective accountants and counsel, reasonable access during normal business hours to all of the Company’s properties, books and records. Each such Major Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations and the ability to discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights in respect of any Investor, or any of its subsidiaries or Affiliates, whom the Board of Directors reasonably determines in good faith, upon the advice of counsel, to be a competitor or an officer, employee, director or holder of ten percent (10%) or more of a competitor; provided, however, that such designation shall not limit the statutory information rights of Investor, or any of its subsidiaries or Affiliates, and that the Company shall be required to provide access to financial statements and other financial information required by the Investor, or any of its subsidiaries or Affiliates’ auditors or finance team or as required to meet the legal and disclosure obligations.

The Company hereby acknowledges and agrees that if in the future the Board determines in good faith, upon the advice of counsel, that a Significant Investor is a competitor, such Significant Investor shall be subject to the provisions of Section 3.2 of this Agreement; provided, however, that such designation shall not limit the Significant Investor’s statutory information rights, and that the Company shall be required to provide access to financial statements and other financial information required by the Significant Investor’s auditors or finance team or as required to meet the Significant Investor’s legal and disclosure obligations. For the avoidance of doubt, this Section 3.2 hereby constitutes a Substitute Provision for purposes of Section 8 of such LivaNova Side Letter.

3.3.
Confidentiality.

Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4.
Right of First Offer.

Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor, The Board of Trustees of the Leland Stanford Junior University (“Stanford”) and each Founder, a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(a)(2) of the Securities Act of 1933 (the “Act”) or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each Major Investor and each Founder in accordance with the following provisions:

(a)
The Company shall deliver a notice in accordance with Section 4.5 (the “Notice”) to the Major Investors and Founders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.
(b)
By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, each Major Investor and each Founder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock held by such Major Investor or Founder (assuming full conversion and exercise of all outstanding convertible and exercisable securities) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities) (the “Pro Rata Share”).
(c)
If all Shares that Investors and Founders are entitled to obtain pursuant to Section 3.4(b) are not elected to be obtained as provided in Section 3.4(b) hereof, the Company shall deliver a second Notice to all Major Investors and Founders who have elected to purchase their full Pro Rata Share (the “Participating Holders”) stating (i) the number of Shares that eligible Major Investors or Founders did not elect to purchase in accordance with Section 3.4(b) (the “Unsubscribed Shares”), and (ii) the method and time period by which the Participating Holders may elect to purchase such Unsubscribed Shares on a pro rata basis.
(d)
If all Shares that Major Investors and Founders are entitled to obtain pursuant to Section 3.4(b) and Section 3.4(c) are not elected to be obtained as provided in Section 3.4(b) and Section 3.4(c) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors or Founders in accordance herewith.
(e)
The right of first offer in this Section 3.4 shall not be applicable to:
(i)
the issuance or sale of shares of Series C Preferred Stock pursuant to the Purchase Agreement; and
(ii)
Exempted Securities (as defined in the Company’s Amended and Restated Certificate of Incorporation).

In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor or Founder and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor or Founder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

3.5.
Employee Agreements.

The Company will cause each person currently or hereafter employed by it or by any subsidiary (or currently or hereafter engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form provided to counsel for the Investors. In addition, the Company shall obtain the consent of the Board of Directors for any amendment, modification, termination, waiver, or otherwise alteration to any of the above-referenced agreements between the Company and any management or key employee if such amendment is materially adverse to the Company.

3.6.
Actions Requiring Board of Directors Approval.

The Company shall not, without obtaining the express approval of the Board of Directors, which approval shall include a majority of the directors designated by the Preferred Stockholders (the “Preferred Directors”):

(a)
other than any expenditure set out in any business plan or operating budget approved by the Board of Directors, enter into any material contract or purchase, lease or enter any finance arrangement to acquire any asset for a consideration in excess of $1,000,000 or sell, transfer, lease, assign or otherwise dispose of a material part of its property, intellectual property or assets, or contract to do so otherwise then in the ordinary and proper course of business;
(b)
issue options from the Company’s stock incentive plan to a member of the Board of Directors or a senior executive;
(c)
hire, terminate or change the compensation of the Company’s Chief Executive Officer, including approving any option grants or stock awards to the Chief Executive Officer;
(d)
defend, settle or compromise any litigation in excess of $500,000 (other than debt collection in the ordinary course of business);
(e)
enter into any engagement or arrangement in the nature of partnership, consortium, joint venture (where such joint venture requires incorporation of a joint venture vehicle or other equity commitment by the Company) or profit sharing arrangement;
(f)
effect a sale, transfer or disposition of any of its intellectual property other than through the grant to customers of licenses to the Company’s products and services in the ordinary course of business;

(g)
make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
(h)
make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;
(i)
guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; or
(j)
make any investment inconsistent with any investment policy approved by the Board of Directors.
3.7.
Observer Rights.
(a)
As long as Longitude Venture Partners IV, L.P. (together with its Affiliates, “Longitude”) owns shares of the Preferred Stock, the Company shall invite a representative of Longitude (the “Longitude Observer”) to attend all meetings of its Board of Directors via telephone or video conference in a nonvoting observer capacity and, in this respect, shall give the Longitude Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that Longitude Observer shall agree to hold in confidence and trust with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Longitude Observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Longitude Observer.
(b)
As long as Red Tree Venture Fund, L.P. (together with its Affiliates, “Red Tree”) owns shares of the Preferred Stock, the Company shall invite a representative of Red Tree (the “Red Tree Observer”) to attend all meetings of its Board of Directors via telephone or video conference in a nonvoting observer capacity and, in this respect, shall give the Red Tree Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that Red Tree Observer shall agree to hold in confidence and trust with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Red Tree Observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Red Tree Observer or if Red Tree or its representative is or is affiliated with a direct competitor of the Company.
(c)
As long as RA Capital Healthcare Fund, L.P. and/or RA Capital Nexus Fund II, L.P. (together with their Affiliates, “RA Capital”) owns shares of the Preferred Stock, the Company shall invite a representative of RA Capital (the “RA Capital Observer”) to attend all meetings of its Board of Directors via telephone or video conference in a nonvoting observer capacity and, in this respect, shall give the RA Capital Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that RA Capital Observer shall agree to hold in confidence and trust with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the RA Capital Observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the RA Capital Observer or if RA Capital or its representative is or is affiliated with a direct competitor of the Company.
(d)
For so long as LivaNova USA, Inc. (“LivaNova”) or any of its subsidiaries or Affiliates (each, including LivaNova, a “LivaNova Party” and collectively, the “LivaNova Parties”) holds any of the shares of Series B Preferred Stock (including any Common Stock into which such shares are convertible), the LivaNova Parties shall have the right to designate one representative (the “LivaNova Observer”) to attend and observe all meetings of the Board of Directors via telephone or video conference in a nonvoting observer capacity, and, in this respect, the Company shall provide the LivaNova Observer with copies of all notices, minutes, consents and other material (“Materials”) that it provides to the members of the Board of Directors, at the same time and in the same manner as the respective members of the Board of Director; provided, however, that the Company reserves the right to exclude the LivaNova Observer from access to any Material or meeting or portion thereof if the Board of Directors determines in good faith, upon the advice of counsel, that such exclusion is reasonably necessary to (i) preserve the attorney-client privilege, (ii) protect highly confidential proprietary information, or (iii) avoid a conflict of interest with LivaNova. LivaNova agrees that the LivaNova Observer shall be selected by consulting with the Company’s CEO, and shall have no less than ten years of experience in the health care industry (or be a Vice President or comparable role) and be a fluent English speaker. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, the LivaNova Observer may address the Board of Directors with respect to LivaNova’s concerns regarding significant business issues facing the Company.
3.8.
Insurance. The Company shall maintain Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors until such time as the Board of Directors determines that such insurance should be discontinued.
3.9.
Employee Stock. Unless otherwise approved by the Board of Directors, including at least one of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.10. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.10.
Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
3.11.
Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.
3.12.
Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.
3.13.
Right to Conduct Activities.

The Company hereby agrees and acknowledges that Longitude, Optimas Capital Partners Fund LP (together with its Affiliates, “Optimas”), The Rise Fund Clearthought, L.P. (together with its Affiliates, “TPG”) RA Capital, Red Tree, and RAF, L.P. and/or Redmile Strategic Master Fund, L.P. (together with their affiliates, “Redmile”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, Longitude, Optimas, TPG, RA Capital, Red Tree and Redmile shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Longitude, Optimas, TPG, RA Capital, Red Tree or Redmile in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Longitude, Optimas, TPG, RA Capital, Red Tree or Redmile to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.14.
FCPA.

The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.15.
Anti-Harassment Policy. The Company shall, promptly following a request of any director, adopt and thereafter maintain in effect (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company. Such policy shall be reviewed and approved by the Board of Directors, including a majority of the Preferred Directors.

3.16.
Cybersecurity. The Company shall, within one hundred eighty (180) days following the Closing, use commercially reasonable efforts to (a) identify and restrict access (including through physical and/or technical controls) to the Company’s confidential business information and trade secrets and any information about identified or identifiable natural persons maintained by or on behalf of the Company (collectively, “Protected Data”) to those individuals who have a need to access it and (b) implement reasonable physical, technical and administrative safeguards (“Cybersecurity Solutions”) designed to protect the confidentiality, integrity and availability of its technology and systems (including servers, laptops, desktops, cloud, containers, virtual environments and data centers) and all Protected Data. The Company shall use commercially reasonable efforts to ensure that the Cybersecurity Solutions (x) are up-to-date and include industry-standard protections (e.g., antivirus, endpoint detection and response and threat hunting), (y) to the extent determined necessary by the Company or the Board of Directors, are backed by a breach prevention warranty from the vendor certifying the effectiveness of such solutions, and (z) require the vendors to notify the Company of any security incidents posing a risk to the Company’s information (regardless of whether information was actually compromised). The Company shall evaluate on a periodic basis at least annually whether such safeguards should be updated to maintain a level of security appropriate to the risk posed to Company systems and Protected Data. The Company shall educate its employees about the proper use and storage of Protected Data, including periodic training as determined reasonably necessary by the Company or the Board of Directors.
3.17.
Termination of Certain Covenants.

The covenants set forth in this Section 3, other than Sections 3.11 and 3.12, shall terminate and be of no further force or effect upon the consummation of the Initial Public Offering or upon a Deemed Liquidation Event, as such term is defined in the Amended and Restated Certificate of Incorporation.

3.18.
Termination of this Agreement.

Subject to Section 4.7, this Agreement shall terminate upon the earliest to occur of:

(a)
an agreement in writing by Holders holding a majority of all outstanding Registrable Securities;
(b)
the closing date of an Initial Public Offering; provided, however, Section 2 (Registration Rights) shall survive such termination;
(c)
the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;
(d)
the liquidation, dissolution or winding up of the business operations of the Company; and

(e)
the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.
3.19.
Actions Requiring Series B Preferred Director. For so long as TPG or its Affiliates holds any shares of Preferred Stock (or shares of Common Stock issued upon conversion of such Preferred Stock), the Company shall not, without obtaining the express approval of TPG and the Series B Preferred Director:
(a)
detract from, undermine, or cause adverse publicity for the beneficial social impact of the Company’s business; or
(b)
deviate from the Company’s primary business as a neuro-diagnostics company.

If the Company commits any actions described in Section 3.19(a) or 3.19(b) without TPG’s written approval, TPG may cause the Company to repurchase all but not less than all of the issued and outstanding shares of Preferred Stock TPG then holds at a price per share equal to $1.00.

3.20.
Non-Affiliation. From and after the date hereof, the Company will not and will not cause or direct or permit any of its subsidiaries or Affiliates or any of their respective officers, directors, managers, employees, stockholders, members, partners, agents, advisors or representatives (“Representatives”), to (a) identify a Significant Investor or any of its subsidiaries or Affiliates or otherwise hold any Significant Investor out to be an Affiliate of the Company or any of its subsidiaries or Affiliates, unless by virtue of a Significant Investor’s ownership of all or a portion of the shares of Preferred Stock such identification is required by law, (b) take any action, or omit to take any action, that causes or that would reasonably be expected to cause any Significant Investor to be or become an Affiliate of the Company or any of its subsidiaries, other than as set forth in or pursuant to any written agreement executed and delivered by any Significant Investor (an “Investor Agreement”), or (c) make, enter into, modify or amend any Contract, other than an Investor Agreement, that subjects or that would reasonably be expected to subject any Significant Investor or any of its assets or properties (other than the shares of Preferred Stock held by such Significant Investor), tangible or intangible, to any lien, encumbrance, claim, restriction or similar obligation or grant or allow on or with respect to any such assets or properties any right of use, exploitation, access or discovery to or in favor of any person or entity. For the avoidance of doubt, this Section 3.20 hereby constitutes a Substitute Provision for purposes of Section 3 of such LivaNova Side Letter.
3.21.
Publicity. From and after the date hereof, the Company will not, and will not cause or direct or permit any of its Representatives to, make or originate any publicity, news release or other announcement, written or oral (a “Release”), which mentions any Significant Investor by name, including any publicity, news release or other announcement regarding the existence of any arrangement between the Company or any of its subsidiaries and any Significant Investor or any arrangement between any stockholder of the Company and any Significant Investor without, in each case, such Significant Investor’s prior written consent, except where, based on the advice of outside counsel to the Company, such Release is required by applicable law; provided, however, that in the event of a legally required Release, the Company will to the extent permitted by applicable law (a) consult with the Significant Investor prior to such Release with respect to the text or content of such Release and (b) provide the Significant Investor with a copy of the Release as promptly as practicable but in no event less than 72 hours prior to its publication. For the avoidance of doubt, this Section 3.21 hereby constitutes a Substitute Provision for purposes of Section 4 of such LivaNova Side Letter.
4.
Miscellaneous.
4.1.
Successors and Assigns.

The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or any of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2.
Governing Law; Venue.

This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

4.3.
Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4.
Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5.
Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic mail to the electronic mail address set forth on such party’s signature page if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by electronic mail to the electronic mail address set forth on such party’s signature page if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth on such party’s signature page; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on such party’s signature page with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by electronic mail shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. Notices to the Company shall be sent to the attention of the President of the Company at ##########, with in either such case a copy (which shall not constitute notice) to James Huie, Wilson Sonsini Goodrich & Rosati, P.C., ##########. If notice is given to Investors, a copy (which copy shall not constitute notice) shall also be given to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, ##########, Attention: Nevin Fox (##########). A party may change or supplement its address, or designate additional addresses, for purposes of this Section 4.5 by giving the other party written notice of the new address in the manner set forth above.

4.6.
Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7.
Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Investors holding a majority of the Registrable Securities then held by all Investors, and, solely in the case of an amendment or waiver of Section 3.4 that is directly applicable to the Founders, Founders holding a majority of the shares of Common Stock held by Founders; provided, that any of the rights of Major Investors pursuant to Sections 3.1, 3.2 or 3.4 may be waived (either generally or in a particular instance and either retroactively or prospectively), on behalf of all Major Investors, only with the written consent of the holders of a majority of the Registrable Securities then held by all Major Investors, subject to compliance with the last sentence of Section 3.4(d); provided, further, that Section 3.4 shall not be amended to remove Stanford’s rights without the written consent of Stanford; provided, further, that any termination, amendment or waiver to Section 2.8(c), Section 3.2, Section 3.7(d), Section 3.20, and Section 3.21 hereof shall require the written consent of each Significant Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (subject to Section 3.4 above). The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any Major Investor that did not consent in writing thereto.

Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party hereto agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

4.8.
Additional Series C Investors.

Upon the sale of additional shares of Series C Preferred Stock in accordance with the Purchase Agreement, the Company, without prior action on the part of any Founder or Investor, shall require each additional Investor to execute and deliver this Agreement. Each such additional Investor, upon execution and delivery of this Agreement by the Company and such additional Investor, shall be deemed an Investor hereunder and Schedule A shall be updated to reflect the same.

4.9.
Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.10.
Aggregate of Stock.

All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11.
Termination of Prior Agreement.

Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect and shall be superseded and replaced in its entirety by this Agreement, and the parties to the Prior Agreement accept the rights and obligations provided for under this Agreement in lieu of the rights and obligations provided for under the Prior Agreement.

4.12.
Entire Agreement.

This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. In the event of a conflict between the terms of this Agreement and the Company’s Bylaws, the terms of this Agreement shall prevail.

4.13.
Acknowledgment.

The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CERIBELL, INC.

By:	/s/ Xingjuan Chao

Xingjuan Chao, President

Address:
###########
###########

Electronic Mail: ###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

By:	/s/ Josef Parvizi
Josef Parvizi

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

By:	/s/ Chris Chafe
Chris Chafe

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

By:	/s/ Xingjuan (Jane) Chao
Xingjuan (Jane) Chao

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

LONGITUDE VENTURE PARTNERS IV, L.P., a Delaware limited partnership

By: Longitude Capital Partners IV, LLC, its general partner

By:	/s/ Juliet Bakker
Name: Juliet Bakker
Title: Managing Director

###########
###########
Attn: Juliet Bakker
###########

With a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

###########
###########
Attention: Nevin Fox, Esq.
###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

The Rise Fund Clearthought, L.P.

By: The Rise Fund GenPar, L.P., its general partner

By: The Rise Fund GenPar Advisors, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

Address:	###########
###########

Attention: General Counsel
Email: ###########
Facsimile: ###########

With a copy (which shall not constitute notice) to: Matt Stewart

Weil, Gotshal & Manges LLP
###########
###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC Its General Partner

By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

Address:	RA Capital Management, L.P.
###########
###########
Attn: General Counsel

RA CAPITAL NEXUS FUND II, L.P.

By:	RA Capital Nexus Fund II GP, LLC
Its:	General Partner

By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

Address:	RA Capital Management, L.P.
###########
###########
Attn: General Counsel

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

RAF, L.P.

By: RAF GP, LLC, its general partner

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

REDMILE STRATEGIC MASTER FUND, LP

By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: CFO and Authorized Signatory

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

RED TREE VENTURE FUND, L.P.

By: Red Tree GP, LLC
Its: General Partner

By:	/s/ Heath Lukatch, Ph.D.
Name: Heath Lukatch, Ph.D.
Title: Managing Director

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

U.LIFE FUND

By:	/s/ Caroline Kwong
Name: Caroline Kwong
Title: Managing Director, The Global Value Investment Portfolio Management Pte Ltd for and on behalf of u.life fund

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

SHANGBAY CAPITAL II, LLC

By:	/s/ William Dai
Name: William Dai
Title: Founding Managing Partner

Address:	###########
###########

SHANGBAY CAPITAL LLC

By:	/s/ William Dai
Name: William Dai
Title: Founding Managing Partner

Address:	###########
###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

OPTIMAS CAPITAL PARTNERS FUND LP

By: Optimas Capital Partners
Its: General Partner

By:	/s/ Yong Zhi Jiang
Name: Yong Zhi Jiang
Title: Partner

In the presence of:

By:	/s/ XiaoXiao Geng

Signature of Witness
Name: XiaoXiao Geng
Title: Director

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

ABSOLUTE WONDER GLOBAL LIMITED

By:	/s/ Jiang Long
Name: Jiang Long
Title: Director

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Joseph m. taylor

By:	/s/ Joseph M. Taylor

Address:	###########
###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Javad Parvizi

By:	/s/ Javad Parvizi

Address:	###########
###########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

JOSEF Parvizi

By:	/s/ Josef Parvizi

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

ucb biopharma sprl

By:	/s/ Charl van Zyl

Name: Charl van Zyl

Title: Executive Vice President, Head of Neurology

Address: ##########

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

The BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (PVF)

By:	/s/ Jiayan Zhao
Name: Jiayan Zhao
Title: Authorized Signatory on behalf of The Board of Trustees of the Leland Stanford Junior University (PVF)

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

AMENDMENT NO. 1 TO

INVESTORS’ RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is dated as of September 16, 2022, by and among CeriBell, Inc., a Delaware corporation (the “Company”), and the other parties set forth on the signature pages hereto. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Investors’ Rights Agreement (as defined below).

WHEREAS, the Company and certain of the Company’s stockholders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of April 22, 2021 (the “Investors’ Rights Agreement”);

WHEREAS, the Investors’ Rights Agreement may be amended with the written consent of the Company and the Investors holding a majority of the outstanding Registrable Securities (as defined in the Investors’ Rights Agreement) then held by all Investors (the “Requisite Holders”); and

WHEREAS, the undersigned, constituting the Company and the Requisite Holders, desire to amend the Investors’ Rights Agreement as described herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. AMENDMENTS TO INVESTORS’ RIGHTS AGREEMENT

1.1. Subsection 1(z) of the Investors’ Rights Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(z) “Significant Investor” shall mean each of Longitude (as defined below), LivaNova USA Inc., u.life fund, Optimas Capital Partners Fund LP, Javad Parvizi, ShangBay Capital, UCB Biopharma SPRL, TPG (as defined below), RA Capital (as defined below), Red Tree (as defined below), Redmile (as defined below) and Ally Bridge (as defined below), or any permitted transferee that is a Major Investor.”

1.2. Subsection 2.1(b)(i) of the Investors’ Rights Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(i) Prior to the earlier of (A) September 16, 2025 or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;”

1.3 Section 3.2 of the Investors’ Rights Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“3.2 Inspection Rights. The Company will afford to each Major Investor and to their respective accountants and counsel reasonable access during normal business hours to all of the Company’s properties, books and records. Each such Major Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations and the ability to discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information or inspection rights in respect of any Investor, or any of its subsidiaries or Affiliates, whom the Board of Directors reasonably determines in good faith, upon the advice of counsel, to be a competitor or an officer, employee, director or holder of ten percent (10%) or more of a competitor; provided, however, that such designation shall not limit the statutory information rights of Investor, or any of its subsidiaries or Affiliates, and that the Company shall be required to provide access to financial statements and other financial information required by the Investor, or any of its subsidiaries or Affiliates’ auditors or finance team or as required to meet the legal and disclosure obligations. Notwithstanding anything to the contrary in this Agreement, no “foreign person” within the meaning of Section 721 the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA” and each such person, a “Foreign Person”), shall have any rights to (i) access the Company’s properties except in accordance with the Company’s visitor access procedures, (ii) receive, inspect, examine or otherwise have access to, and the Company shall have no obligation to provide to any Foreign Person, any technical or proprietary information of the Company or its subsidiaries that the Company determines in good faith could make a Foreign Person’s investment in the Company a “covered transaction” within the meaning of the DPA, or (iii) consult with Company management with respect to any “substantive decisionmaking” by the Company with respect to matters concerning “critical technology,” “covered investment critical infrastructure” or “sensitive personal data” of the Company or its subsidiaries within the meaning of the DPA.

The Company hereby acknowledges and agrees that if in the future the Board determines in good faith, upon the advice of counsel, that a Significant Investor is a competitor, such Significant Investor shall be subject to the provisions of Section 3.2 of this Agreement; provided, however, that such designation shall not limit the Significant Investor’s statutory information rights, and that the Company shall be required to provide access to financial statements and other financial information required by the Significant Investor’s auditors or finance team or as required to meet the Significant Investor’s legal and disclosure obligations. For the avoidance of doubt, this Section 3.2 hereby constitutes a Substitute Provision for purposes of Section 8 of such LivaNova Side Letter.”

1.4. Section 3.13 of the Investors’ Rights Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“3.13 Right to Conduct Activities. The Company hereby agrees and acknowledges that Longitude, Optimas Capital Partners Fund LP (together with its Affiliates, “Optimas”), The Rise Fund Clearthought, L.P. (together with its Affiliates, “TPG”) RA Capital, Red Tree, RAF, L.P. and/or Redmile Strategic Master Fund, L.P. (together with their Affiliates, “Redmile”), and ABG WTT-CERIBELL LIMITED (together with its Affiliates, “Ally Bridge”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, Longitude, Optimas, TPG, RA Capital, Red Tree, Redmile and Ally Bridge shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Longitude, Optimas, TPG, RA Capital, Red Tree, Redmile or Ally Bridge in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Longitude, Optimas, TPG, RA Capital, Red Tree, Redmile or Ally Bridge to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.”

1.5. Section 4.5 of the Investors’ Rights Agreement is hereby amended by replacing the words “James Huie, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94303” with “Kathleen M. Wells, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025.”

2. GENERAL

2.1 Entire Agreement. The Investors’ Rights Agreement, as amended by this Amendment, and the documents referred to therein constitute the entire agreement among the parties with respect to the subject matter thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. In the event of a conflict between the terms of the Investors’ Rights Agreement, as amended by this Amendment, and the Company’s Bylaws, the terms of the Investors’ Rights Agreement shall prevail.

2.2 Interpretation. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Investors’ Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Investors’ Rights Agreement, as amended hereby. Except as specifically amended above, the Investors’ Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

2.3 Governing Law. This Amendment is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Amendment shall be resolved exclusively by the state and federal courts located in Santa Clara County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

2.4 Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

CERIBELL, INC.

By:	/s/ Xingjuan Chao
Name:	Xingjuan Chao
Title:	President

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

FOUNDER:

By:	/s/ Xingjuan (Jane) Chao
XINGJUAN (JANE) CHAO

Address:

Electronic Mail: ######

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

FOUNDER:

By:	/s/ Josef Parvizi
JOSEF PARVIZI

Address: ######
######

Electronic Mail: ######

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR:
JOSEF PARVIZI

By:	/s/ Josef Parvizi

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

ABSOLUTE WONDER GLOBAL LIMITED

By:	/s/ Long Jiang
Name:	Long Jiang
Title:	Director

Address:
BVI

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

JOSEPH M. TAYLOR

By:	/s/ Joseph M. Taylor

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

LONGITUDE VENTURE PARTNERS IV, L.P.
By: Longitude Capital Partners IV, LLC, its general partner

By:	/s/ Juliet Bakker
Name:	Juliet Bakker
Title:	Managing Director

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

OPTIMAS CAPITAL PARTNERS FUND LP

By: Optimas Capital Partners
Its: General Partner

By:	/s/ Yongzhi Jiang
Name:	Yongzhi Jiang
Title:	Partner

In the presence of:
/s/ Xiaoxiao Geng
Name:	Xiaoxiao Geng
Title:	Director

Address: ######

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

LONGITUDE VENTURE PARTNERS IV, L.P.
By: Longitude Capital Partners IV, LLC, its general partner

By:	/s/ Juliet Bakker
Name:	Juliet Bakker
Title:	Managing Director

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
###########
###########
Attn: General Counsel

RA CAPITAL NEXUS FUND II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
###########
###########
Attn: General Counsel

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

RAF, L.P.
By: RAF GP, LLC, its General Partner

By:	/s/ Joshua Garcia
Name:	Joshua Garcia
Title:	Authorized Signatory

REDMILE STRATEGIC TRADING SUB, LTD.
By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name:	Joshua Garcia
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

RED TREE VENTURE FUND, L.P.
By: Red Tree GP, LLC
Its: General Partner

By:	/s/ Heath Lukatch, Ph.D.
Name:	Heath Lukatch, Ph.D.
Title:	Managing Director

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

U.LIFE FUND

By:	/s/ Caroline Kwong
Name:	Caroline Kwong
Title:	Managing Director, The Global Value Investment

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

INVESTOR

THE RISE FUND CLEARTHOUGHT, L.P.

By: The Rise Fund GenPar, L.P., its general partner

By: The Rise Fund GenPar Advisors, LLC, its general partner

By:	/s/ Nadia Karkar
Name:	Nadia Karkar
Title:	Vice President

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]